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                                                                EXHIBIT 23.7




                      CONSENT OF OPPENHEIMER & CO., INC.







As financial advisor to Addington Resources, Inc., we hereby consent to the use of our fairness opinion (and to all references to our firm) included in or made a part of this Registration Statement on Form S-4 for Addington Resources, Inc.






                                        OPPENHEIMER & CO., INC.


New York, New York
December 11, 1996